As filed with the Securities and Exchange Commission on April 16, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Kailera Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	99-3088927
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

180 Third Avenue, 4th Floor

Waltham, MA 02451

(781) 317-0290

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ronald C. Renaud, Jr.

Chief Executive Officer

180 Third Avenue, 4th Floor

Waltham, MA 02451

(781) 317-0290

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Peter N. Handrinos Wesley C. Holmes Elisabeth M. Martin Latham & Watkins LLP 200 Clarendon Street Boston, MA 02116 (617) 948-6000	Scott Akamine John Mei Kailera Therapeutics, Inc. 180 Third Avenue, 4th Floor Waltham, MA 02451 (781) 317-0290	Siavosh Salimi Ryan S. Brewer Paul Hastings LLP The MetLife Building 200 Park Avenue New York, NY 10166 (212) 318-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-294690)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-1 (this “Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of increasing the aggregate number of shares of common stock offered by Kailera Therapeutics, Inc. (the “Registrant”) by 6,588,541 shares, 859,375 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Filing Fee Table (Exhibit 107) filed as an exhibit to the Registration Statement on Form S-1, as amended (File No. 333-294690) (the “Prior Registration Statement”). The information set forth in the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference in this filing.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

Exhibit Index

Exhibit Number	Description of Exhibit

5.1	Opinion of Latham & Watkins LLP (incorporated by reference to Exhibit 5.1 filed with the Prior Registration Statement on April 13, 2026)

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of the Prior Registration Statement filed on March 27, 2026)

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 16th day of April, 2026.

Kailera Therapeutics, Inc.

By:	/s/ Ronald C. Renaud, Jr.
Ronald C. Renaud, Jr.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Ronald C. Renaud, Jr.	President, Chief Executive Officer and Director (principal executive officer)	April 16, 2026
Ronald C. Renaud, Jr.

/s/ Douglas Pagán	Chief Financial Officer (principal financial and accounting officer)	April 16, 2026
Douglas Pagán

*	Director	April 16, 2026
Frank Clyburn, Jr.

*	Director	April 16, 2026
Christopher Hite

*	Director	April 16, 2026
Andrew Kaplan

*	Director	April 16, 2026
Adam Koppel, M.D., Ph.D.

*	Director	April 16, 2026
Yuting (Shelley) Liu, Ph.D.

*	Director	April 16, 2026
Martin Mackay, Ph.D.

*	Director	April 16, 2026
John F. Milligan, Ph.D.

*By:	/s/ Ronald C. Renaud, Jr.
Ronald C. Renaud, Jr.
Attorney-in-fact